UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 15, 2014

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Road
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 438-7400

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, we appointed Allen Wolff as our chief financial officer, effective as of December 29, 2014.

Before joining us, since July 2013, Mr. Wolff served as the chief financial strategist of PlumDiggity, a privately-held financial and marketing strategy firm that he co-founded. From October 2012 to July 2013, Mr. Wolff served as the chief financial officer of 365 Retail Markets, a privately-held company in the self-checkout point of sale technology industry, where he also served on its board of directors during such period. From July 2011 to April 2013, simultaneous with his role at 365 Retail Markets, Mr. Wolff held the leadership role of "Game Changer" at Crowdrise, an online fundraising platform company.  Mr. Wolff joined Crowdrise after serving as the chief operating officer and chief financial officer from January 2011 to July 2011 of RetailCapital, LLC, a small business specialty finance company.  Prior to Retail Capital, Mr. Wolff co-founded PaySimple in January 2006 and held various roles including president, chief financial officer, executive vice president and director, departing in January 2011.  From September 1998 until August 2012, Mr. Wolff was a principal for a casual dining restaurant.  Mr. Wolff, age 42, holds a B.A. from the University of Michigan and an MBA, from the University of Maryland, R.H. Smith School of Business.

Mr. Wolff’s annualized based salary will be $225,000. He will be eligible to receive an annual incentive bonus of up to 50% of his base salary ($112,500) based on the achievement of performance objectives to be determined and approved by the nominating and corporate governance/compensation committee of our board of directors.

In connection with Mr. Wolff’s appointment, he will be granted an option to purchase 250,000 shares of our common stock with an exercise price per share equal to the closing price on the grant date. The option will vest as to 25% of the total number of shares subject to the option on the first anniversary of the grant date and the remaining 75% of the total number of shares subject to the option will vest in 36 substantially equal monthly installments thereafter, such that the option will be fully vested on the four-year anniversary of the grant date.

Mr. Wolff will also be entitled to health and life insurance and other benefits generally available to our employees.

The foregoing description of Mr. Wolff’s offer letter is qualified in its entirety by reference to the full text of the offer letter, which will be filed with our periodic report for the applicable period. The appointment of Mr. Wolff was announced in a press release, which is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Also effective December 29, 2014, Sandra Gurrola, our vice president of finance, will no longer serve as our principal accounting officer for financial reporting purposes. Mr. Wolff will serve in such capacity. Ms. Gurrola will continue to serve as our vice president of finance.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release issued on December 19, 2014 announcing the appointment of Mr. Wolff as the Company’s chief financial officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.
BY:	/s/ Sandra Gurrola
Sandra Gurrola
Vice President of Finance

Date: December 19, 2014

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